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                                  Exhibit 21.1

                         Subsidiaries of the Registrant
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Name of Subsidiary                                  State or Jurisdiction of Incorporation
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
3013439 Nova Scotia Company                         Nova Scotia, Canada
504087 N.B. Inc.                                    New Brunswick, Canada
COS Information, Inc.                               Quebec, Canada
Electronic Imaging Services, Inc.                   Delaware
Lirpaco, Inc.                                       Canadian (Federal)
Vestcom Ontario                                     Ontario, Canada
Vestcom Connecticut, Inc.                           Connecticut
Vestcom Investments, Inc.                           New Jersey
Vestcom Internet Solutions Group, Inc.              New Jersey
Vestcom Massachusetts, Inc.                         Massachusetts
Vestcom Mid-Atlantic, Inc.                          Delaware
Vestcom New England, Inc.                           Rhode Island
Vestcom Northwest, Inc.                             Delaware
Vestcom Retail Solutions Group, Inc.                Missouri
Vestcom Rhode Island Corp.                          Rhode Island
Vestcom St. Louis, Inc.                             Delaware
Vestcom Wisconsin, Inc.                             Wisconsin
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